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As filed with the Securities and Exchange Commission on April 25, 2011

No. 333-173133

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tutor Perini Corporation
Additional Registrants Listed on Schedule A Hereto
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	1540 (Primary Standard Industrial Classification Code Number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street
Sylmar, California 91342
(818) 362-8391
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William B. Sparks
Executive Vice President, Treasurer and Corporate Secretary
15901 Olden Street
Sylmar, California 91342
(818) 362-8391
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christian O. Nagler, Esq.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022-4675
(212) 446-4800

         Approximate date of commencement of proposed sale of the securities to the public:
The exchange will occur as soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-Accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

7 5/8% Senior Notes due 2018	$300,000,000	$300,000,000	$34,830.00(2)

Guarantees of 7 5/8% Senior Notes due 2018	$300,000,000	—	(3)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act.
(2)
Previously paid.
(3)
Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

         The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Perini Building Company, Inc.	Arizona	1540	86-0083406
Perini Environmental Services, Inc.	Delaware	1540	04-2996491
International Construction Management Services, Inc.	Delaware	1540	04-2743620
Perini Management Services, Inc.	Massachusetts	1540	04-2585210
Bow Equipment Leasing Company, Inc.	New Hampshire	1540	04-2585206
R.E. Dailey & Co.	Michigan	1540	38-1253729
Perini Land And Development Company, Inc.	Massachusetts	1540	59-0974333
Paramount Development Associates, Inc.	Massachusetts	1540	04-2222345
Percon Constructors, Inc.	Delaware	1540	04-2773559
Perland Construction, Inc.	West Virginia	1540	62-1225144
James A. Cummings, Inc.	Florida	1540	59-2098732
Cherry Hill Construction, Inc.	Maryland	1540	52-0890004
Rudolph And Sletten, Inc.	California	1540	94-1507451
Tutor-Saliba LLC	California	1540	26-2746588
Tutor-Saliba Corporation	California	1540	90-0107753
Powerco Electric Corp.	California	1540	95-4522260
Tutor Holdings, LLC	Delaware	1540	95-4568674
Tutor Pacific Construction, LLC	Delaware	1540	95-4698936
Tutor Micronesia Construction, LLC	Delaware	1540	95-4698935
G.W. Murphy Construction Company, Inc.	Hawaii	1540	99-0263295
E.E. Black, Limited	Hawaii	1540	99-0034390
Desert Plumbing & Heating Co., Inc.	Nevada	1540	88-0141689
Black Construction Investments, Inc.	Nevada	1540	99-0271664
TPC Aggregates, LLC	Nevada	1540	36-4630593
Daniel J. Keating Construction Company, LLC	Delaware	1540	23-2009902

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Arizona

Perini Building Company, Inc. is incorporated under the laws of Arizona.

        Section 10-851 of the Arizona Revised Statutes permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if all of the following conditions exist: (a) the individual's conduct was in good faith; (b) the individual reasonably believed in the case of conduct in an official capacity with the corporation, that the conduct was in its best interests and in all other cases, that the conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Section 10-851 of the Arizona Revised Statutes permits a corporation to indemnify an individual made a party to a proceeding because the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to section 10-202, subsection B, paragraph 2 of the Arizona Revised Statutes. The termination of a proceeding by judgment, order, settlement or conviction or on a plea of no contest or its equivalent is not of itself determinative that the director did not meet the standard of conduct described in this section. Under Arizona Revised Statutes, a corporation may not indemnify a director under this section either: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

        The Articles of Incorporation of Perini Building Company, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

California

Rudolph and Sletten, Inc., Tutor-Saliba LLC, Tutor-Saliba Corporation and Powerco Electric Corp. are incorporated under the laws of California.

        A California corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, including any threatened, pending or completed action, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation to procure a judgment in its favor), by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. A California corporation also has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders. When a director, officer, employee or other agent of the corporation is successful on the merits in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, the corporation must indemnify him against the expenses, including attorney's fees, actually and reasonably incurred by the agent in connection therewith.

        Section 317 further authorizes a corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against that liability under Section 317.

        Section 17155 of the Beverly-Killea Limited Liability Company Act, which provides that, except for a breach of certain fiduciary duties, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity.

        The bylaws of Rudolph and Sletten, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The Limited Liability Company Agreement of Tutor-Saliba LLC provides that the company shall, to the fullest extent authorized by the Beverly-Killea Limited Liability Company Act, indemnify and hold harmless any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

        The bylaws of Tutor-Saliba Corporation provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The bylaws of Powerco Electric Corp. permit the indemnification of officers and directors to the fullest extent permitted by law.

Delaware

Perini Environmental Services, Inc., International Construction Management Services, Inc., Percon Constructors, Inc., Tutor Holdings, LLC, Tutor Pacific Construction, LLC, Tutor Micronesia Construction, LLC and Daniel J. Keating Construction Company, LLC are incorporated under the laws of Delaware.

        Under the Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

        Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The bylaws of Perini Environmental Services, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The bylaws of International Construction Management Services, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The bylaws of Percon Constructors, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The operating agreement of Tutor Holdings, LLC provides that, to the greatest extent not inconsistent with the Delaware Limited Liability Company Act and other laws and public policies, the company shall indemnify against expenses and liabilities of any member or manager made a party or who was threatened to be made a party to any proceeding by the company or another because such party is or was a member or manager, as a matter of right, against all liability incurred by such person in connection with any action, suit, or proceeding or any threatened, pending or complete action of suit or proceeding, whether civil, criminal, administrative or investigate.

        The operating agreement of Tutor Pacific Construction, LLC provides for the indemnification of officers and directors to the fullest extent permitted by law.

        The operating agreement of Tutor Micronesia Construction, LLC provides for the indemnification of officers and directors to the fullest extent permitted by law.

        The Limited Liability Company Agreement of Daniel J. Keating Construction Company, LLC provides that the company shall indemnify the sole member, the managers and any officer, director and affiliate thereof or of the company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or it in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of any act or omission performed or omitted by the sole member, the managers or such persons on behalf of the company, to the fullest extent provided by the Delaware Limited Liability Company Act.

Florida

James A. Cummings, Inc. is incorporated under the laws of Florida.

        Section 607.0831 of the Florida Business Corporation Act ("FBCA") limits the liability of directors of Florida corporations. Section 607.0831 provides that a director is not personally liable for monetary damages to the corporation or any other person unless the director breached or failed to perform his or her duties as a director and the director's breach of, or failure to perform, those duties constituted:

  •
  a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful, or had no reasonable cause to believe his or her conduct was unlawful;

  •
  a transaction from which the director derived an improper personal benefit, either directly or indirectly;

  •
  a circumstance under which the liability provisions of Florida law for unlawful distributions are applicable;

  •
  in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation or willful misconduct; or

  •
  in a proceeding by or in the right of someone other than the corporation or by or in the right of a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

Section 607.0850 of the FBCA empowers a Florida corporation, subject to certain limitations, to indemnify its directors, officers and employees against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

        Section 608.4229 of the Florida Limited Liability Company Act provides that, subject to such standards and restrictions set forth in its articles of organization or operating agreement, a limited liability company may, and shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding that provision, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to act, of such member, manager, managing member, officer, employee or agent were material to the cause of action so adjudicated and constitute any of the following: (a) a violation of criminal law, unless the member, manager, managing member, officer, employee, or agent had no reasonable cause to believe such conduct was unlawful; (b) a transaction from which the member, manager, managing member, officer, employee, or agent derived an improper personal benefit; (c) in the case of a manager or managing member, a circumstance under which the liability provisions of Section 608.426 (relating to improper distribution to members) are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the LLC in a proceeding by or in the right of the LLC to procure a judgment in its favor or in a proceeding by or in the right of a member.

        The bylaws of James A. Cummings, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

Hawaii

G.W. Murphy Construction Company, Inc. and E.E. Black, Limited are incorporated under the laws of Hawaii.

        Section 414-242 of the Hawaii Business Corporation Act provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:

  •
  the individual conducted himself or herself in good faith and the individual reasonably believed: (i) in the case of conduct in the

  •
  individual's official capacity, that the individual's conduct was in the best interests of the corporation; and (ii) in all other cases, that

  •
  the individual's conduct was at least not opposed to the best interests of the corporation; and

  •
  in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful; or

  •
  the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

To the extent that a director is wholly successful in the defense of any proceeding to which the director was a party because the director was a director of the corporation, the corporation is required by Section 414-243 of the Hawaii Business Corporation Act to indemnify such director for reasonable expenses incurred thereby.

        Under Section 414-244 of the Hawaii Business Corporation Act, a corporation, before final disposition of a proceeding, may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because the director is a director of the corporation if the director delivers certain written affirmations and certain undertakings. Under certain circumstances, under Section 414-245 of the Hawaii Business Corporation Act, a director may apply for and obtain indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

        Further, under Section 414-246 of the Hawaii Business Corporation Act, indemnification may be made only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because a director has met the applicable standard, with such determination to be made:

  •
  by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or who do not have a familial, financial, professional or employment relationship with the director whose indemnification is the subject of the decision being made, which relationship would reasonably be expected to influence the director's judgment when voting on the decision being made;

  •
  by special legal counsel; or

  •
  by a majority vote of the shareholders.

        Under Section 414-247 of the Hawaii Business Corporation Act, a corporation may indemnify and advance expenses to an officer who is a party to a proceeding because the officer is an officer of the corporation:

  •
  to the same extent as a director; and

  •
  if the person is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or liability arising out of conduct that constitutes: (i) receipt by the officer of a financial benefit to which the officer is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law.

The above-described provision applies to an officer who is also a director if the basis on which officer is made a party to the proceeding is an act or omission solely as an officer. Further, an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 414-243 of the Hawaii Business Corporation Act and may apply to a court under Section 414-245 of the Hawaii Business Corporation Act for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses.

        The Hawaii Business Corporation Act also provides that a corporation may include indemnification provisions in its articles of incorporation that are broader than the foregoing provisions. The restated articles of incorporation of Central Pacific, as amended, do not address the matter of indemnification of directors and officers; however, the provisions of the amended bylaws of Central Pacific relating to indemnification of directors and officers are substantially the same as the provisions of the Hawaii Business Corporation Act described above as related to the corporations obligations and authority to indemnify its directors and officers.

        The bylaws of G.W. Murphy Construction Company, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The bylaws of E.E. Black, Limited provide for the indemnification of officers and directors to the fullest extent permitted by law.

Maryland

Cherry Hill Construction, Inc. is incorporated under the laws of Maryland.

        By a Maryland statute, a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan ("Director"). Such indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with the Proceeding unless it is proven that (a) the act or omission of the Director was material to the matter giving rise to the Proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty; or (b) the Director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the Director had reasonable cause to believe his act or omission was unlawful. However, the corporation may not indemnify any Director in connection with a Proceeding by or in the right of the corporation if the Director has been adjudged to be liable to the corporation. A Director who has been successful in the defense of any Proceeding described above shall be indemnified against reasonable expenses incurred in connection with the Proceeding. The corporation may not indemnify a Director in respect of any Proceeding charging improper personal benefits to the Director in which the Director was adjudged to be liable on the basis that personal benefit was improperly received. The corporation may not indemnify a Director or advance expenses for a Proceeding brought by the Director against the corporation except if the Proceeding is brought to enforce indemnification by the corporation or if the corporation's charter or by-laws, a board resolution or contract provides otherwise. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the Director, may order indemnification if it determines that in view of all the relevant circumstances, the Director is fairly and reasonably entitled to indemnification;

however, indemnification with respect to any Proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a Director under certain circumstances, including a written undertaking by or on behalf of such Director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met.

        A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify Directors under the statute.

        The indemnification and advancement of expenses provided by statute is not exclusive of any other rights, by indemnification or otherwise, to which a Director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

        A corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer, whether or not the corporation would have the power to indemnify a Director or officer against liability under the provision of this section of Maryland law. Further, a corporation may provide similar protection, including a trust fund, letter of credit or surety bond, not inconsistent with the statute.

        The Articles of Incorporation and bylaws of Cherry Hill Construction, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

Massachusetts

Perini Management Services, Inc., Perini Land And Development Company, Inc. and Paramount Development Associates, Inc. are incorporated under the laws of Massachusetts.

        Section 8.51 of the Massachusetts Business Corporation Act provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(i) he conducted himself in good faith; (ii) he reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the articles of organization authorized by clause (4) of subsection (b) of section 2.02. A director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation.

        The bylaws of Perini Management Services, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The Articles of Incorporation and bylaws of Perini Land And Development Company, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The Articles of Incorporation and bylaws of Paramount Development Associates, Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

Michigan

R.E. Dailey & Co. is incorporated under the laws of Michigan.

        Sections 561 through 571 of the Michigan Business Corporation Act ("MBCA") contain provisions governing the indemnification of directors and officers by Michigan corporations. The statute provides that a corporation has the power to indemnify a person who was or is a party of is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonable incurred by him or her in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        Indemnification of expenses (including attorneys' fees) and amounts paid in settlement is permitted in derivative actions, except that indemnification is not allowed for any claim, issue or matter in which such person has been found liable to the corporation unless and to the extent that a court decides indemnification is proper. To the extent that a director or officer has been successful in on the merits or otherwise in defense of an action, suit or proceeding, or in defense of a claim, issue or matter in the action, suit or proceeding, he or she shall be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by him or her in connection with the action, suit or proceeding, and any action, suit or proceeding brought to enforce the mandatory indemnification provided under the MBCA. The MBCA permits partial indemnification for a portion of expenses (including reasonable attorneys' fees), judgments, penalties, fines and amounts paid in settlement to the extent the person is entitled to indemnification for less than the total amount.

        A determination that the person indemnified meets the applicable standard of conduct and an evaluation of the reasonableness of the expenses incurred and amounts paid in settlement shall be made by a majority vote of a quorum of the board of directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of a committee of not less than two disinterested directors, by independent legal counsel, by all "independent directors" not parties or threatened to be made parties to the action, suit or proceeding, or by the shareholders. Under the MBCA, a corporation may pay or reimburse the reasonable expenses incurred by a directors, officer, employee or agent who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if (i) the person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct, and (ii) the person furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that he or she did not meeting the standard of conduct, which undertaking need not be secured.

        The indemnification provisions of the MBCA are not exclusive of the rights to indemnification under a corporation's articles of incorporation, bylaws, or by agreement. However, the total amount of expenses advanced or indemnified from all sources combined may not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided under the MBCA continues as to a person who ceases to be a director, officer, employee, or agent. Additionally, the MBCA permits a corporation to purchase insurance on behalf of its directors, officers, employees and agents against liabilities arising out of their positions with the corporation, whether or not such liabilities would be within the above indemnification provisions. An amendment to the articles of incorporation of HD Supply Fasteners & Tools, Inc.

provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (1) for any breach of the director's duty of loyalty to the corporation nor its subsidiaries; (2) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (3) for a violation of Section 551(1) of the Michigan Business Corporation Act; (4) for any transaction from which the director derived an improper personal benefit; and (5) for any acts or omission occurring before June 27, 1989.

        The bylaws of R.E. Dailey & Co. provide for the indemnification of officers and directors to the fullest extent permitted by law.

Nevada

Desert Plumbing & Heating Co., Inc., Black Construction Investments, Inc. and TPC Aggregates, LLC are incorporated under the laws of Nevada.

        Section 78.7502 of the Nevada Revised Statutes (the "NRS") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving or having served in certain capacities at the request of the corporation. Indemnification may include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with the action, suit or proceeding. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of being or having been an officer, director, employee or agent of the corporation or serving or having served in certain capacities at the request of the corporation except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, the person to be indemnified in either case must not be found to have breached his or her fiduciary duties with such breach involving intentional misconduct, fraud or a knowing violation of the law or must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his or her conduct was unlawful.

        Section 78.7502 of the NRS also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding he or she must be indemnified by the corporation against expenses, including attorneys' fees actually and reasonably incurred in connection with the defense.

        Section 78.751 of the NRS permits a corporation, in its articles of incorporation, bylaws or other agreement, to provide for the payment of expenses incurred by an officer or director in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification by the corporation.

        Section 78.752 of the NRS permits a corporation to purchase and maintain insurance or make other financial arrangements on behalf of the corporation's current and former officers, directors, employees or agents, or any persons serving or who have served in certain capacities at the request of the corporation, for any liability and expenses incurred by them in their capacities as officers, directors, employees or agents or arising out of their status as such, whether or not the corporation has the authority to indemnify him, her or them against such liability and expenses.

        The bylaws of Desert Plumbing & Heating Co., Inc. provide for the indemnification of officers and directors to the fullest extent permitted by law.

        The Articles of Incorporation of Black Construction Investments, Inc. provide that the corporation shall indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada for damages for breaches of fiduciary duties. The provision does not eliminate liability for acts or omissions involving intentional misconduct, fraud, a knowing violation of the law, or the payment of dividends in violation of Section 78.300 of the NRS.

        The operating agreement of TPC Aggregates, LLC provides for the indemnification of officers and directors to the fullest extent permitted by law.

New Hampshire

Bow Equipment Leasing Company, Inc. is incorporated under the laws of New Hampshire.

        The New Hampshire Business Corporation Act provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence; and (2) the director furnishes the corporation an undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation's articles of incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a New Hampshire corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

        The Articles of Incorporation and bylaws of Bow Equipment Leasing Company, Inc. are silent as to indemnification.

West Virginia

Perland Construction, Inc. is incorporated under the laws of West Virginia.

        The West Virginia Business Corporation Act ("WVBCA") empowers a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) (A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding or (y) in connection with any other proceeding with respect to conduct for which he was adjudged liable on the basis that he received financial benefit to which he was not entitled, whether or not involving action in his official capacity. A corporation must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Under the WVBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct; and (2) the director furnishes the corporation a written undertaking to repay the advance if the director is not entitled to mandatory indemnification under the WVBCA and it is ultimately determined that he did not meet the relevant standard of conduct. A corporation may indemnify and advance expenses to an officer of the corporation to the same extent as to a director. A corporation may also purchase and maintain on behalf of a director or officer of the corporation insurance against liabilities incurred in such capacities, whether or not the corporation would have the power to indemnify him against the same liability under the WVBCA.

        The Articles of Incorporation and bylaws of Perland Construction, Inc. are silent as to indemnification.

Item 21.    Exhibits and Financial Statement Schedules

(a)   Exhibits.

Reference is made to the Index to Exhibits filed as a part of this registration statement.

(b)   Financial Statement Schedules.

All schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

Item 22.    Undertakings.The undersigned registrants hereby undertake:

        (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (d)   That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (e)   That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

           (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

          (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

          (iv)  any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

        (f)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (g)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

        (h)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (i)    That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 25, 2011.

TUTOR PERINI CORPORATION (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 25, 2011 in the capacities and on the dates indicated.

Name	Title

* Ronald N. Tutor	Chairman and Chief Executive Officer (Principal Executive Officer)
* Kenneth R. Burk	Executive Vice President—Chief Financial Officer (Principal Financial Officer)
* Steven M. Meilicke	Vice President and Controller (Principal Accounting Officer)
* Marilyn A. Alexander	Director
* Peter Arkley	Director
* Robert Band	Director
* Willard W. Brittain, Jr	Director
* Michael R. Klein	Director

Name		Title

* Robert L. Miller		Director
* Raymond R. Oneglia		Director
* Donald D. Snyder		Director
*By:	/s/ WILLIAM B. SPARKS William B. Sparks Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 25, 2011.

Perini Building Company, Inc. (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 25, 2011 in the capacities and on the dates indicated.

Name		Title

* Craig W. Shaw		President, Chief Executive Officer and Director (Principal Executive Officer)
* Jordan Bennett		Vice President and Controller (Principal Financial Officer and Principal Accounting Officer)
* Robert Band		Director
* Mark A. Caspers		Director
* Ronald N. Tutor		Director
*By:	/s/ WILLIAM B. SPARKS William B. Sparks Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 25, 2011

Perini Environmental Services, Inc. Bow Equipment Leasing Company, Inc. R.E. Dailey & Co. Paramount Development Associates, Inc. Percon Constructors, Inc. Perland Construction, Inc. (Registrants)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 25, 2011 in the capacities and on the dates indicated.

Name		Title

* Robert Band		President and Director (Principal Executive Officer)
/s/ WILLIAM B. SPARKS William B. Sparks		Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)
* Ronald N. Tutor		Director
*By:	/s/ WILLIAM B. SPARKS William B. Sparks Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 25, 2011.

International Construction Management Services, Inc. (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 25, 2011 in the capacities and on the dates indicated.

Name		Title

* Robert Band		President and Director (Principal Executive Officer)
/s/ WILLIAM B. SPARKS William B. Sparks		Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
* James A. Frost		Director
* Ronald N. Tutor		Director
*By:	/s/ WILLIAM B. SPARKS William B. Sparks Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 25, 2011.

Perini Management Services, Inc. (Registrant)
By:	/s/ WILLIAM B. SPRKS
	Name:	William B. Sparks
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 25, 2011 in the capacities and on the dates indicated.

Name		Title

* Robert Band		President and Director (Principal Executive Officer)
* Daniel Flanagan		Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)
* James A. Frost		Director
* Ronald N. Tutor		Director
*By:	/s/ WILLIAM B. SPARKS William B. Sparks Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 25, 2011.

Perini Land And Development Company, Inc. (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 25, 2011 in the capacities and on the dates indicated.

Name		Title

* Robert Band		President and Director (Principal Executive Officer)
/s/ WILLIAM B. SPARKS William B. Sparks		Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
* Mark A. Caspers		Director
* Ronald N. Tutor		Director
*By:	/s/ WILLIAM B. SPARKS William B. Sparks Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 25, 2011.

James A. Cummings, Inc. (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 25, 2011 in the capacities and on the dates indicated.

Name		Title

* William Derrer		President and Chief Executive Officer (Principal Executive Officer)
/s/ WILLIAM B. SPARKS William B. Sparks		Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)
* Robert Band		Director
* Mark A. Caspers		Director
* Ronald N. Tutor		Director
*By:	/s/ WILLIAM B. SPARKS William B. Sparks Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 25, 2011.

Cherry Hill Construction, Inc. (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 25, 2011 in the capacities and on the dates indicated.

Name		Title

* James Laing		President and Director (Principal Executive Officer)
* Gerard J. Herr		Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)
* Robert Band		Director
* James A. Frost		Director
* Ronald N. Tutor		Director
*By:	/s/ WILLIAM B. SPARKS William B. Sparks Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 25, 2011.

Rudolph And Sletten, Inc. (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 25, 2011 in the capacities and on the dates indicated.

Name		Title

* Martin B. Sisemore		President, Chief Executive Officer and Director (Principal Executive Officer)
* James F. Evans		Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* Robert Band		Director
* Mark A. Caspers		Director
* Ronald N. Tutor		Director
*By:	/s/ WILLIAM B. SPARKS William B. Sparks Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 25, 2011.

Tutor-Saliba LLC Tutor-Saliba Corporation (Registrants)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 25, 2011 in the capacities and on the dates indicated.

Name		Title

* Ronald N. Tutor		President and Director (Principal Executive Officer)
/s/ WILLIAM B. SPARKS William B. Sparks		Senior Vice President, Chief Financial Officer, Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)
* John D. Barrett		Director
*By:	/s/ WILLIAM B. SPARKS William B. Sparks Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 25, 2011.

Powerco Electric Corp. (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Vice President, Chief Financial Officer and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 25, 2011 in the capacities and on the dates indicated.

Name		Title

* Darrell W. Harwood		President (Principal Executive Officer)
/s/ WILLIAM B. SPARKS William B. Sparks		Vice President, Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)
* Ronald N. Tutor		Director
*By:	/s/ WILLIAM B. SPARKS William B. Sparks Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 25, 2011.

Tutor Holdings, LLC (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 25, 2011 in the capacities and on the dates indicated.

Name		Title

* Ronald N. Tutor		President (Principal Executive Officer)
/s/ WILLIAM B. SPARKS William B. Sparks		Vice President, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* John D. Barrett		Vice President
Member: Tutor-Saliba Corporation
* Ronald N. Tutor		President
*By:	/s/ WILLIAM B. SPARKS William B. Sparks Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 25, 2011.

Tutor Pacific Construction, LLC Tutor Micronesia Construction, LLC (Registrants)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 25, 2011 in the capacities and on the dates indicated.

Name		Title

* Ronald N. Tutor		President (Principal Executive Officer)
/s/ WILLIAM B. SPARKS William B. Sparks		Vice President, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* John D. Barrett		Vice President
Member: Tutor Pacific, Inc.
* Ronald N. Tutor		President
*By:	/s/ WILLIAM B. SPARKS William B. Sparks Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 25, 2011.

G.W. Murphy Construction Company, Inc. E.E. Black, Limited (Registrants)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 25, 2011 in the capacities and on the dates indicated.

Name		Title

* Ronald N. Tutor		President and Director (Principal Executive Officer)
/s/ WILLIAM B. SPARKS William B. Sparks		Vice President, Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)
* Elton Bain		Director
*By:	/s/ WILLIAM B. SPARKS William B. Sparks Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 25, 2011.

Desert Plumbing & Heating Co. Inc. (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 25, 2011 in the capacities and on the dates indicated.

Name		Title

* Ronald N. Tutor		Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ WILLIAM B. SPARKS William B. Sparks		Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)
* Kenneth R. Burk		Director
*By:	/s/ WILLIAM B. SPARKS William B. Sparks Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 25, 2011.

Black Construction Investments, Inc. (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 25, 2011 in the capacities and on the dates indicated.

Name		Title

* Ronald N. Tutor		President and Director (Principal Executive Officer)
/s/ WILLIAM B. SPARKS William B. Sparks		Vice President, Treasurer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)
* James A. Frost		Director
*By:	/s/ WILLIAM B. SPARKS William B. Sparks Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 25, 2011.

TPC Aggregates, LLC (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Vice President, Chief Financial Officer and Assistant Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 25, 2011 in the capacities and on the dates indicated.

Name		Title

* Ronald N. Tutor		President (Principal Executive Officer)
* James A. Frost		Executive Vice President
/s/ WILLIAM B. SPARKS William B. Sparks		Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)
* John D. Barrett		Vice President, Secretary and Treasurer
Member: Tutor-Saliba Corporation
* Ronald N. Tutor		President
*By:	/s/ WILLIAM B. SPARKS William B. Sparks Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sylmar, State of California, on April 25, 2011.

Daniel J. Keating Construction Company, LLC (Registrant)
By:	/s/ WILLIAM B. SPARKS
	Name:	William B. Sparks
	Title:	Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on April 25, 2011 in the capacities and on the dates indicated.

Name		Title

* Daniel J. Keating, III		Chief Executive Officer and Director (Principal Executive Officer)
* Peter T. Cocchia		Vice President—Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* Robert Band		Director
* Ronald N. Tutor		Director
*By:	/s/ WILLIAM B. SPARKS William B. Sparks Attorney-in-Fact

 EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of April 2, 2008, by and among Tutor Perini Corporation, Trifecta Acquisition LLC, Tutor-Saliba Corporation, Ronald N. Tutor and shareholders of Tutor-Saliba Corporation signatory thereto (incorporated by reference to Exhibit 2.1 to Form 8-K filed on April 7, 2008).
2.2
Amendment No. 1 to the Agreement and Plan of Merger, dated as of May 28, 2008, by and among Tutor Perini Corporation, Trifecta Acquisition LLC, Tutor-Saliba Corporation, Ronald N. Tutor and shareholders of Tutor-Saliba Corporation signatory thereto (incorporated by reference to Exhibit 2.2 to Form 10-Q filed on August 8, 2008).
3.1	Restated Articles of Organization (incorporated by reference to Exhibit 4 to Form S-2 (File No. 33-28401) filed on April 28, 1989).
3.2	Articles of Amendment to the Restated Articles of Organization of the Tutor Perini Corporation (incorporated by reference to Exhibit 3.2 to Form S-1 (File No. 333-111338) filed on December 19, 2003).
3.3	Articles of Amendment to the Restated Articles of Organization of Tutor Perini Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on April 12, 2000).
3.4	Articles of Amendment to the Restated Articles of Organization of Tutor Perini Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on September 11, 2008.)
3.5	Articles of Amendment to the Restated Articles of Organization of Tutor Perini Corporation (incorporated by reference to Exhibit 3.5 to Form 10-Q filed on August 10, 2009).
3.6	Second Amended and Restated By-laws of Tutor Perini Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K filed on November 24, 2009).
3.7	Articles of Amendment to the Articles of Incorporation of Perini Building Company, Inc.*
3.8	By-Laws of Perini Building Company, Inc.*
3.9	Certificate of Incorporation of Perini Environmental Services, Inc. (f/k/a Perini Environmental Technologies, Inc.)*
3.10	Certificate of Amendment of Certificate of Incorporation of Perini Environmental Services, Inc. (f/k/a Perland Environmental Technologies, Inc.)*
3.11	By-Laws of Perini Environmental Services, Inc. (f/k/a/ Perland Environmental Technologies, Inc.)*
3.12	Certificate of Incorporation of International Construction Management Services, Inc.*
3.13	By-Laws of International Construction Management Services, Inc.*
3.14	Articles of Organization of Perini Management Services, Inc. (f/k/a Perini International Corporation)*
3.15	Articles of Amendment of Perini Management Services, Inc. (f/k/a Perini International Corporation)*
3.16	By-Laws of Perini Management Services, Inc. (f/k/a Perini International Corporation)*
3.17	Record of Organization of Bow Equipment Leasing Company, Inc. (f/k/a Perini Power Constructors, Inc.)*
3.18	Articles of Amendment to the Articles of Incorporation of Bow Equipment Leasing Company, Inc. (f/k/a Perini Power Constructors, Inc.)*

Exhibit Number	Description
3.19	By-Laws of Bow Equipment Leasing Company, Inc. (f/k/a Perini Power Constructors, Inc.)*
3.20	Articles of Incorporation of R.E. Dailey & Co.*
3.21	By-Laws of R.E. Dailey & Co.*
3.22	Articles of Organization of Perini Land And Development Company, Inc.*
3.23	By-Laws of Perini Land And Development Company, Inc.*
3.24	Articles of Organization of Paramount Development Associates, Inc. (f/k/a Cerel-Perini Associates Inc.)*
3.25	Articles of Amendment of Articles of Organization of Paramount Development Associates, Inc. (f/k/a Cerel-Perini Associates Inc.)*
3.26	By-Laws of Paramount Development Associates, Inc. (f/k/a Cerel-Perini Associates Inc.)*
3.27	Certificate of Incorporation of Percon Constructors, Inc. (f/k/a Yeargin Builders, Inc.)*
3.28	Certificate of Amendment of Certificate of Incorporation of Percon Constructors, Inc. (f/k/a Yeargin Builders, Inc.)*
3.29	By-Laws of Percon Constructors, Inc. (f/k/a Yeargin Builders, Inc.)*
3.30	Articles of Incorporation of Perland Construction, Inc. (f/k/a Pioneer Construction, Inc.)*
3.31	Certificate of Amendment of Articles of Incorporation of Perland Construction, Inc. (f/k/a Pioneer Construction, Inc.)*
3.32	By-Laws of Perland Construction, Inc. (f/k/a Pioneer Construction, Inc.)*
3.33	Articles of Incorporation of James A. Cummings, Inc.*
3.34	Amended and Restated By-Laws of James A. Cummings, Inc.*
3.35	Articles of Incorporation of Cherry Hill Construction, Inc. (f/k/a Cherry Hill Sand & Gravel Company, Inc.)*
3.36	Articles of Amendment to Articles of Incorporation of Cherry Hill Construction, Inc. (f/k/a Cherry Hill Sand & Gravel Company, Inc.)*
3.37	Articles of Amendment to Articles of Incorporation of Cherry Hill Construction, Inc. (f/k/a Cherry Hill Sand & Gravel Company, Inc.)*
3.38	Articles of Amendment to Articles of Incorporation of Cherry Hill Construction, Inc.(f/k/a Cherry Hill Sand & Gravel Company, Inc.)*
3.39	Articles of Amendment to Articles of Incorporation of Cherry Hill Construction, Inc.(f/k/a Cherry Hill Sand & Gravel Company, Inc.)*
3.40	Amended and Restated By-Laws of Cherry Hill Construction, Inc. (f/k/a Cherry Hill Sand & Gravel Company, Inc.)*
3.41	Articles of Incorporation of Rudolph and Sletten, Inc. (f/k/a O.H. Rudolph, Incorporated)*
3.42	Certificate of Amendment of Articles of Incorporation of Rudolph and Sletten, Inc. (f/k/a O.H. Rudolph, Incorporated)*
3.43	Amended and Restated By-Laws of Rudolph and Sletten, Inc. (f/k/a O.H. Rudolph, Incorporated)*
3.44	First Amendment to the Amended and Restated By-laws of Rudolph and Sletten, Inc. (f/k/a/ O.H. Rudolph, Incorporated)*

Exhibit Number	Description
3.45	Second Amendment to the Amended and Restated By-laws of Rudolph and Sletten, Inc. (f/k/a O.H. Rudolph, Incorporated)*
3.46	Articles of Organization of Tutor-Saliba, LLC (f/k/a Trifecta Acquisition LLC)*
3.47	Limited Liability Company Agreement of Tutor-Saliba, LLC (f/k/a Trifecta Acquisition LLC)*
3.48	Articles of Incorporation of Tutor-Saliba Corporation (f/k/a Tutor-Saliba Builders)*
3.49	Certificate of Amendment of Articles of Incorporation of Tutor-Saliba Corporation (f/k/a Tutor-Saliba Builders)*
3.50	By-Laws of Tutor-Saliba Corporation (f/k/a Tutor-Saliba Builders)*
3.51	Articles of Incorporation of Powerco Electric Corp.*
3.52	By-Laws of Powerco Electric Corp.*
3.53	Amended and Restated Certificate of Formation of Tutor Holdings, LLC*
3.54	Limited Liability Company Certificate of Formation of Tutor Pacific Construction, LLC*
3.55	Limited Liability Company Certificate of Formation of Tutor Micronesia Construction, LLC*
3.56	Articles of Incorporation of G.W. Murphy Construction Company, Inc. (f/k/a GWM MacDow, Inc.)*
3.57	Articles of Amendment of Articles of Incorporation of G.W. Murphy Construction Company, Inc. (f/k/a GWM MacDow, Inc.)*
3.58	By-Laws of G.W. Murphy Construction Company, Inc. (f/k/a GWM MacDow, Inc.)*
3.59	Articles of Association of E.E. Black, Limited (f/k/a E.J. Lord Limited)*
3.60	Certificate of Amendment of Articles of Association of E.E. Black, Limited (f/k/a E.J. Lord Limited)*
3.61	Certificate of Amendment of Articles of Association of E.E. Black, Limited (f/k/a E.J. Lord Limited)*
3.62	Certificate of Amendment of Articles of Association of E.E. Black, Limited (f/k/a E.J. Lord Limited)*
3.63	Articles of Amendment of Articles of Association of E.E. Black, Limited (f/k/a E.J. Lord Limited)*
3.64	By-Laws of E.E. Black, Limited (f/k/a E.J. Lord Limited)*
3.65	Amendment to By-Laws of E.E. Black, Limited (f/k/a E.J. Lord Limited)*
3.66	Articles of Incorporation of Desert Plumbing & Heating Co., Inc.*
3.67	By-Laws of Desert Plumbing & Heating Co., Inc.*
3.68	Articles of Incorporation of Black Construction Investments, Inc. (f/k/a McConnell Dowell Investments (USA), Inc.)*
3.69	Certificate of Amendment of Articles of Incorporation of Black Construction Investments, Inc. (f/k/a McConnell Dowell Investments (USA), Inc.)*
3.70	Certificate of Amendment of Articles of Incorporation of Black Construction Investments, Inc. (f/k/a Morrison Knudsen Investments, Inc.)*
3.71	Certificate of Amendment of Articles of Incorporation of Black Construction Investments, Inc. (f/k/a Tutor Investments, Inc.)*

Exhibit Number	Description
3.72	By-Laws of Black Construction Investments, Inc. (f/k/a Morrison Knudsen Investments, Inc.)*
3.73	Amendment to By-laws of Black Construction Investments, Inc. (f/k/a Morrison Knudsen Investments, Inc.)*
3.74	Articles of Organization of TPC Aggregates, LLC*
3.75	Limited Liability Company Agreement of Daniel J. Keating Construction Company, LLC*
4.1
Shareholders Agreement, dated April 2, 2008, by and among Tutor Perini Corporation, Ronald N. Tutor and the shareholders of Tutor-Saliba Corporation signatory thereto (incorporated by reference to Exhibit 4.1 to Form 8-K filed on April 7, 2008).
4.2
Amendment No. 1 to the Shareholders Agreement, dated as of September 17, 2010, by and between Tutor Perini Corporation and Ronald N. Tutor, as shareholder representative (incorporated by reference to Exhibit 4.1 to Form 8-K filed on September 20, 2010).
4.3
Indenture, dated October 20, 2010, by and among Tutor Perini Corporation, certain subsidiary guarantors named therein and Wilmington Trust FSB, as trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed on October 21, 2010).
4.4
Registration Rights Agreement dated October 20, 2010, by and among Tutor Perini Corporation, certain subsidiary guarantors named therein and the initial purchasers named therein (incorporated by reference to Exhibit 4.2 to Form 8-K filed on October 21, 2010).
5.1	Opinion of Kirkland & Ellis LLP.
10.1
Amendment No. 1 dated March 20, 2009 to the Amended and Restated Employment Agreement dated December 23, 2008, by and between Perini Corporation and Ronald N. Tutor (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on May 8, 2009).
10.2
Tutor Perini Corporation Amended and Restated (2004) Construction Business Unit Incentive Compensation Plan (incorporated by reference to Exhibit 10.2 to Amendment No. 2 to Form S-1 (File No. 333-111338) filed on March 8, 2004).
10.3	Tutor Perini Corporation 2004 Stock Option and Incentive Plan (incorporated by reference to Annex A to the Company's Definitive Proxy Statement on Form DEF 14A filed on April 17, 2009).
10.4	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to Form S-1 (File No. 333-111338) filed on February 10, 2004).
10.5
Form of Restricted Stock Unit Award Agreement under the Tutor Perini Corporation 2004 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.24 to Tutor Perini Corporation's Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 4, 2005).
10.6
Restricted Stock Unit Award Agreement under the Tutor Perini Corporation 2004 Stock Option and Incentive Plan dated as of September 26, 2007 between the Company and Kenneth R. Burk (incorporated by reference to Exhibit 10.1 to Form 10-Q filed on November 9, 2007).
10.7
Amended and Restated Employment Agreement dated December 23, 2008, by and between Tutor Perini Corporation and Ronald N. Tutor (incorporated by reference to Exhibit 10.1 to Form 8-K filed on December 23, 2008).

Exhibit Number	Description
10.8	Third Amended and Restated Credit Agreement dated as of September 8, 2008 among Tutor Perini Corporation, the subsidiaries of Tutor Perini identified therein, and Bank of America, N.A. and the other lenders that are parties thereto (incorporated by reference to Exhibit 10.1 to Form 8-K filed on September 12, 2008).
10.9
First Amendment dated February 23, 2009 to the Third Amended and Restated Credit Agreement among Tutor Perini Corporation, the subsidiaries of Tutor Perini identified therein, and Bank of America, N.A. and the other lenders that are parties thereto (incorporated by reference to Exhibit 10.13 to Form 10-K filed on February 27, 2009).
10.10
Second Amendment dated January 13, 2010 to the Third Amended and Restated Credit Agreement among Tutor Perini Corporation, the subsidiaries of Tutor Perini identified therein, and Bank of America, N.A., and the other lenders that are parties thereto (incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 21, 2010).
10.11
Extension of Supplemental Facility, dated July 16, 2010, to the Third Amended and Restated Credit Agreement among Tutor Perini Corporation, the subsidiaries of Tutor Perini identified therein, and Bank of America, N.A., and the other lenders that are parties thereto (incorporated by reference to Exhibit 10.2 to Form 10-Q filed on August 6, 2010).
10.12
Purchase Agreement, dated October 15, 2010, by and among Tutor Perini Corporation, certain subsidiary guarantors named therein and Deutsche Bank Securities Inc., as representatives of the several initial purchasers (incorporated by reference to Exhibit 10.1 to Form 8-K filed on October 21, 2010).
10.13
Third Amendment dated October 4, 2010, effective October 20, 2010 to the Third Amended and Restated Credit Agreement among Tutor Perini Corporation, the subsidiaries of Tutor Perini identified therein, and Bank of America, N.A., and the other lenders that are parties thereto (incorporated by reference to Exhibit 10.2 to Form 8-K filed on October 21, 2010).
10.14	2009 General Incentive Compensation Plan (incorporated by reference to Annex B to the Company's Definitive Proxy Statement on Form DEF 14A filed on April 17, 2009).
12.1	Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of Deloitte & Touche, LLP.*
23.2	Consent of Kirkland & Ellis LLP (Included in Exhibit 5.1)
24.1	Powers of Attorney.*
25.1	Statement of Eligibility of Trustee on Form T-1.*
99.1	Letter of Transmittal*

*
Previously filed.

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Schedule A
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings. The undersigned registrants hereby undertake
EXHIBIT INDEX